Exhibit 1.0

1,786,000 Shares1

Southern National Bancorp of Virginia, Inc.

Common Stock

($0.01 Par Value)

Form of

UNDERWRITING AGREEMENT

                    , 2006

FIG Partners L.L.C.

100 Colony Square

1175 Peachtree Street NE

Suite 2250

Atlanta, Georgia 30361

Ladies and Gentlemen:

Southern National Bancorp of Virginia, Inc., a Virginia corporation (the “Company”), and the bank holding company for Sonabank, N.A., a national banking association (the “Bank”), hereby confirm their agreement with FIG Partners L.L.C. (“FIG” or the “Underwriter”) for FIG to serve as the Underwriter to assist the Company in the sale, on a best-efforts basis, of up to 1,786,000 shares (the “Base Level Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in the initial public offering (the “Offering”). The Base Level Shares to be sold by the Company shall include up to                      shares of Common Stock reserved for issuance to individuals identified by the Company (the “Affiliate Shares”) on Schedule I hereto. The Company also proposes to sell up to 214,000 additional shares of Common Stock (the “Oversubscription Shares” and, together with the Base Level Shares, the “Shares”) if the Offering is oversubscribed.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-136285) covering the registration of the Shares under the Securities Act of 1933, as amended (the “Act”), including the related preliminary prospectus or prospectuses. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Act and the rules and regulations of the Commission under the Act (the “Rules and Regulations”)) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to the Underwriter. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the Rules and Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the Rules and Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to

[1]	Plus up to 214,000 additional shares if the Offering is oversubscribed.

paragraph (b) of Rule 430A is referred to as “Rule 430A Information.” Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “Preliminary Prospectus.” Such registration statement, as amended and including the exhibits thereto and schedules, if any, at the time it became effective and including the Rule 430A Information is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus, in the form first furnished to the Underwriter for use in connection with the offering of the Shares is herein called the “Prospectus.” The documents listed on Schedule II attached hereto and each “road show” (as defined in Rule 433 of the Rules and Regulations), if any, related to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the 1933 Act (each such road show, a “Road Show”) are referred to herein as “Permitted Free Writing Prospectuses.” For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Underwriter as of the date hereof and as of the Closing Date (as defined herein), as follows:

(a) The Registration Statement and any Rule 462(b) Registration Statement has been declared effective under the Act, and no post-effective amendment to the Registration Statement or any Rule 462(b) Registration Statement has been filed with the Commission as of the date of this Agreement. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the Company’s knowledge, threatened by the Commission. At the time the Registration Statement is declared effective by the Commission (the “Effective Date”) and at all times subsequent thereto, up to and including the Closing Date (as defined herein), the Registration Statement or any Rule 462(b) Registration Statement and any post-effective amendment thereto (A) complied and will comply in all material respects with the requirements of the Act and the Rules and Regulations and (B) did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty does not apply to the Underwriter’s Information (as defined herein). At the Effective Date, if the Prospectus is not filed pursuant to Rule 424(b), and at the date of any filing of the Prospectus pursuant to Rule 424(b) and at all times when the Prospectus is required to be delivered (whether physically or through compliance with Rule 172 of the Rules and Regulations) in connection with offers and sales of the Shares, including, without limitation, the Closing Date, the Prospectus, as amended or supplemented, (A) complied and will comply in all material respects with the requirements of the Act and the Rules and Regulations and (B) did not contain and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty does not apply to the Underwriter’s Information. The Registration Statement will be substantially identical to the electronically transmitted copy thereof filed with the Commission pursuant to its EDGAR system, except to the extent permitted by Regulation S-T.

(b) No order preventing or suspending the use of the Prospectus, any Preliminary Prospectus or any Permitted Free Writing Prospectus has been issued by the Commission or any state regulatory or Blue Sky authority, nor has any such governmental agency, to the knowledge of the Company, threatened to issue such an order or instituted proceedings for that purpose. Each Preliminary Prospectus and Permitted Free Writing Prospectus, at all times during the period that begins on the earlier of the date of such Preliminary Prospectus or Permitted Free Writing Prospectus and the date such Preliminary Prospectus or Permitted Free Writing Prospectus was filed with the Commission and at all times subsequent thereto, up to and including the Closing Date (as defined herein), (A) complied in all material respects with the requirements of the Act and the Rules and Regulations and (B) did not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter expressly for inclusion in the Prospectus beneath the heading “Underwriting” as set forth in Section 13 (such information referred to herein as the “Underwriter’s Information”). Each Preliminary Prospectus, each Permitted Free Writing Prospectus and the Prospectus will be substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to its EDGAR system, except to the extent permitted by Regulation S-T.

(c) There are no contracts or documents that are required to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Prospectus, any Preliminary Prospectus or any Permitted Free Writing Prospectus which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement, the Prospectus, each Preliminary Prospectus and any Permitted Free Writing Prospectus are fairly summarized in all material respects.

(d) This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal, and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws or policy and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity. The Company has all such power, authority, authorization, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Shares to be sold by it hereunder. All corporate action required to be taken by the Company for the authorization, issuance, sale and delivery of the Shares by the Company in accordance with such provisions and conditions has been validly and duly taken.

(e) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia and has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Prospectus, each Preliminary Prospectus and any Permitted Free Writing Prospectus and as currently being conducted. The Company is a duly registered with the Board of Governors of the Federal Reserve System (the “FRB”) as a bank holding company under the Bank Holding Company Act of 1956, as amended. The Bank is the only subsidiary, direct or indirect, of the Company. The Company is duly qualified to transact business and is in good standing in all jurisdictions in which the conduct of its business requires such qualification; except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, or business of the Company and the Bank taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, more than 5% of any class of equity security of any corporation, partnership, association, trust, limited liability company, joint venture or other entity other than the Bank. The outstanding shares of capital stock of the Bank have been duly authorized and validly issued, are fully paid and non-assessable (except as required by Section 55 of the National Bank Act) and are wholly owned by the Company free and clear of any security interest, lien, mortgage, pledge, encumbrance, restriction upon voting or transfer, preemptive rights, claim, equity or other defect, other than those described in the Registration Statement, and the Prospectus and each Preliminary Prospectus; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Bank are outstanding other than those described in the Registration Statement (including the exhibits thereto), and the Prospectus and each Preliminary Prospectus.

(f) The Bank is a national banking association duly authorized to conduct its business in each jurisdiction in which such business is currently conducted, except to the extent that the failure to be so authorized would not have a Material Adverse Effect. The Bank conducts its business in compliance in all material respects with all federal, state and local statutes, laws, rules, regulations, decisions, directives and orders applicable to it (including, without limitation, all regulations and orders of, or agreements with, the FRB, the Federal Deposit Insurance Corporation (“FDIC”), the Office of the Comptroller of the Currency (the “OCC”), as applicable, and the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination, the Bank Secrecy Act and the USA Patriot Act). The deposit accounts of the Bank are insured by the FDIC up to the maximum allowable limits thereof, and no proceeding for the termination of such insurance is pending or, to the Company’s knowledge, is threatened. Neither the Company nor the Bank engages directly or indirectly in any activity prohibited by laws, rules, regulations and orders applicable to the operation of their respective businesses. Except as disclosed in the Prospectus and in each Preliminary Prospectus, neither the Company nor the Bank is subject to any cease and desist order, written agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive (other than orders or directives applicable to the banking industry as a whole) by, or is a recipient of any extraordinary supervisory agreement letter from, or has adopted any board resolutions (other than board resolutions required by law or regulation and applicable to the banking industry as a whole) at the request of, federal or state governmental authorities charged with the supervision or regulation of national banking associations, banks, bank holding companies or engaged in the insurance of bank deposits or other regulatory authority having jurisdiction over it (collectively, the “Regulators”) which imposes any restrictions or requirements not generally applicable to entities of the same type as the Company and the Bank. Neither the Company nor the Bank has been advised by any Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive or extraordinary supervisory letter or other directive to make any material change in the method of conducting their respective business and neither the Company nor the Bank is contemplating (A) becoming a party to any such written agreement, memorandum of understanding, commitment letter or similar undertaking with any Regulator or (B) adopting any such board resolutions at the request of any Regulator.

(g) The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. All offers and sales of the Company’s Common Stock by the Company prior to the date hereof were at all relevant times registered under the Act or exempt from the registration requirements of the Act and were duly registered with or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws. The Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; no preemptive or similar rights of stockholders exist with respect to any of the Shares to be sold by the Company hereunder or the issue and sale thereof; and none of such Shares to be sold by the Company hereunder, immediately prior to delivery, will be subject to any security interest, lien, mortgage, pledge, encumbrance, restriction upon voting or transfer, preemptive rights, claim, equity or other defect incurred by the Company.

(h) The information set forth in the column entitled “Actual” under the caption “Capitalization” in the Prospectus and in each Preliminary Prospectus is true and correct (except for subsequent issuances of Common Stock, if any, described therein and the issuance of the Shares by the Company pursuant to this Agreement). All of the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus, each Preliminary Prospectus and any Permitted Free Writing Prospectus. The form of certificates for the Common Stock conforms to the corporate law of the jurisdiction of the Company’s incorporation. Immediately after the issuance and sale of the Shares, no shares of preferred stock of the Company shall be issued and outstanding and no holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company shall have any existing or future right to acquire any shares of capital stock of the Company.

(i) The Company has not directly or indirectly distributed or otherwise used and will not directly or indirectly distribute or otherwise use any prospectus, any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) or other offering material (including, without limitation, content on the Company’s website that may be deemed to be a prospectus, free writing prospectus or other offering material) in connection with the offering and sale of the Shares other than any Preliminary Prospectus, any Permitted Free Writing Prospectus or the Prospectus or other materials permitted by the Act and the Rules and Regulations to be distributed by the Company and reviewed and approved in advance for distribution by the Underwriter, whose distribution shall represent approval if no other form of approval is given. The Company has not, directly or indirectly, prepared or used and will not, directly or indirectly, prepare or use, any Permitted Free Writing Prospectus except in compliance with the filing and other requirements of Rules 164 and 433 of the Rules and Regulations; assuming that such Permitted Free Writing Prospectus is (i) so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), which Registration Statement contained a prospectus that, other than by reason of Rule 433 or 431 under the Act, satisfies the requirements of Section 10 of the Act, including a price range where required by rule, and (ii) accompanied or preceded by the most recent such prospectus, the sending or giving, by the Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rules 164 and 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the Preliminary Prospectus dated                     , 2006 is a prospectus that, other than by reason of Rule 433 or 431 under the Act, satisfies the requirements of Section 10 of the Act, including a price range where required by rule; the Company is not an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations) as of the eligibility determination date for purposes of Rules 164 and 433 of the Rules and Regulations with respect to the offering of the Shares or otherwise precluded under Rule 164 from using free writing prospectuses in connection with the offering of the Shares; and the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 of the Rules and Regulations) relating to the offering of the Shares is solely the property of the Company.

(j) No person has the right to request or require the Company or the Bank to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or register any securities for offering and sale under the Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(k) A registration statement relating to the Common Stock has been declared effective by the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”), and the Common Stock is duly registered thereunder. The Shares have been approved for quotation on The Nasdaq Capital Market subject to official notice of issuance.

(l) The consolidated financial statements, including the notes thereto, included in the Registration Statement, the Prospectus, each Preliminary Prospectus and any Permitted Free Writing Prospectus with respect to the Company comply in all material respects with the Act, the Rules and Regulations, the Exchange Act and the Exchange Act regulations, and present fairly the consolidated financial position of the Company as of the dates indicated and the consolidated results of operations, cash flows and stockholders’ equity of the Company for the periods specified and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. The selected consolidated financial data concerning the Company included in the Registration Statement, the Prospectus, each Preliminary Prospectus and any Permitted Free Writing Prospectus comply in all material respects with the Act, the Rules and Regulations, the Exchange Act and the Exchange Act

Regulations, present fairly the information set forth therein, have been derived from the financial statements or operating records of the Company and have been compiled on a basis consistent with that of the consolidated financial statements of the Company included in the Registration Statement and each Preliminary Prospectus. All disclosures contained in the Registration Statement, the Prospectus, any Preliminary Prospectus and any Permitted Free Writing Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act, the Exchange Act Regulations and Item 10 of Regulation S-K under the Act, to the extent applicable. The other financial, statistical and numerical information included in the Registration Statement, the Prospectus, each Preliminary Prospectus and any Permitted Free Writing Prospectus is accurate in all material respects, complies in all material respects with the Act, the Rules and Regulations, the Exchange Act and the Exchange Act Regulations, has been derived from the financial statements or operating records of the Company, presents fairly the information shown therein, and to the extent applicable has been compiled on a basis consistent with the consolidated financial statements of the Company included in the Registration Statement, the Prospectus and any Preliminary Prospectus. Neither the Company nor the Bank has any material contingent obligations that are not disclosed in the Company’s consolidated financial statements included in the Registration Statement, the Prospectus and each Preliminary Prospectus.

(m) The statistical and market related data contained in each Preliminary Prospectus, any Permitted Free Writing Prospectus, the Prospectus and the Registration Statement are based on or derived from sources which the Company believes were reliable and accurate at the time they were filed with the Commission.

(n) The Company and the Bank maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accounts for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto. The books, records and accounts and systems of internal accounting controls of the Company and the Bank comply in all material respects with the requirements of Section 13(b)(2) of the Exchange Act. The Company has established disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that are designed to ensure that the information the Company is required to disclose in the reports that it will file or submit under the Exchange Act is accumulated and communicated to the Company’s management (including the Company’s chief executive officer and chief financial officer) in a timely manner and recorded, processed, summarized and reported within the periods specified in the Commission’s rules and forms. The Company’s independent registered public accounting firm and the Audit Committee of the Board of Directors have been advised of: (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal accounting controls.

(o) BDO Seidman, LLP which has audited certain of the consolidated financial statements of the Company, including the notes thereto, included in the Registration Statement, the Prospectus and each Preliminary Prospectus, is an independent registered public accounting firm with respect to the Company, as required by the Act, the Rules and Regulations, the Exchange Act and the Exchange Act Regulations. With respect to the Company, BDO Seidman, LLP is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) and the related rules and regulations of the Commission.

(p) No charge, investigation, action, suit or proceeding is pending or, to the knowledge of the Company, threatened, against or affecting the Company or the Bank or any of their respective properties before or by any court or any regulatory, administrative or governmental official, commission, board, agency or other authority or body, or any arbitrator, wherein an unfavorable decision, ruling or finding could have, individually or in the aggregate with other unfavorable decisions, rulings or findings, a Material Adverse Effect on the consummation of this Agreement or the transactions contemplated herein or would have a Material Adverse Effect or which is required to be disclosed in the Registration Statement, the Prospectus, any Preliminary Prospectus or any Permitted Free Writing Prospectus and is not so disclosed.

(q) No labor dispute involving the Company or the Bank exists or, to the knowledge of the Company, is imminent which could, individually or in the aggregate with other labor disputes, have a Material Adverse Effect or which is required to be disclosed in the Prospectus, any Preliminary Prospectus or any Permitted Free Writing Prospectus. Neither the Company nor the Bank has received notice of any existing or threatened labor dispute by the employees of any of its principal suppliers, customers or contractors which would have, individually or in the aggregate with other disputes, a Material Adverse Effect.

(r) The Company and the Bank have good and marketable title in fee simple to all real property and good title to all personal property owned by them and material to their business, in each case free and clear of all security interests, liens, mortgages, pledges, encumbrances, restrictions, claims, equities and other defects except such as are referred to in the Prospectus, any Preliminary Prospectus and each Preliminary Prospectus or such as do not materially affect the value of such property in the aggregate and do not materially interfere with the use made or proposed to be made of such property; and all of the leases under which the Company or the Bank hold real or personal property are valid and existing leases, enforceable against the parties thereto, and in full force and effect with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real or personal property, and neither the Company nor the Bank is in default in any material respect of any of the terms or provisions of any material leases.

(s) The Company and the Bank have filed all Federal, state and local tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due, except such as are being contested in good faith and for which an adequate reserve or accrual has been established in accordance with generally accepted accounting principles in the United States or where the failure to so timely and properly prepare and file could not have, individually or in the aggregate, a Material Adverse Effect. The Company has no knowledge of any tax deficiency which has been or might be assessed against the Company or the Bank which, if the subject of an unfavorable decision, ruling or finding, could have, individually or in the aggregate with other tax deficiencies, a Material Adverse Effect. All material tax liabilities have been adequately provided for in the financial statements of the Company in accordance with generally accepted accounting principles in the United States. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement by the Company or with the issuance or sale by the Company of the Shares.

(t) Since the respective dates as of which information is given in the Registration Statement, the Prospectus, each Preliminary Prospectus and any Permitted Free Writing Prospectus, except as otherwise stated therein:

(A) there has been no development, whether or not arising in the ordinary course of business, that has had or is reasonably likely to have a Material Adverse Effect;

(B) except for the Agreement and Plan of Merger by and among the Company, the Bank and 1st Service Bank dated July 10, 2006 (the “Merger Agreement”), neither the Company nor the Bank has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, other than in the ordinary course of business, which are material, individually or in the aggregate, to the condition (financial or otherwise), earnings or business of the Company and the Bank on a consolidated basis;

(C) the Company has not declared or paid any dividend, and neither the Company nor the Bank has become delinquent in the payment of principal or interest on any outstanding borrowings;

(D) there has not been any change in the capital stock, equity securities, long-term debt, obligations under capital leases or, other than in the ordinary course of business, short-term borrowings of the Company or the Bank; and

(E) there has not occurred any other event and there has arisen no set of circumstances required by the Act or the Rules and Regulations to be disclosed in the Registration Statement, the Prospectus, any Preliminary Prospectus or any Permitted Free Writing Prospectus which has not been so set forth therein and fairly and accurately summarized therein.

(u) Neither the Company nor the Bank is in breach or violation of its corporate charter, articles of incorporation, by-laws or other governing documents in any material respect. Neither the Company nor the Bank is, and to the knowledge of the Company no other party is, in violation, breach or default (with or without notice or lapse of time or both) in the performance or observance of any term, covenant, agreement, obligation, representation, warranty or condition contained in (A) any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license, Permit (as herein defined) or any other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which such breach, violation or default could have, individually or in the aggregate with other breaches, violations or defaults, a Material Adverse Effect and to the knowledge of the Company, no other party has asserted that the Company or the Bank is in such violation, breach or default, or (B) any order, decree, judgment, rule or regulation of any court, arbitrator, government, or governmental agency or instrumentality, domestic or foreign, having jurisdiction over the Company or the Bank or any of their respective properties the breach, violation or default of which could have, individually or in the aggregate with other breaches, violations or defaults, a Material Adverse Effect.

(v) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement, the Registration Statement, the Prospectus, each Preliminary Prospectus and any Permitted Free Writing Prospectus (including, without limitation, the issuance and sale of the Shares by the Company and the use of proceeds to the Company from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds”) do not and will not conflict with, result in the creation or imposition of any material lien, claim, charge, encumbrance or restriction upon any property or assets of the Company or the Bank or the Shares issued and sold by the Company to the purchasers pursuant to this Agreement, constitute a breach or violation of, or constitute a default under, with or without notice or lapse of time or both, any of the terms, provisions or conditions of (A) the corporate charter, articles of incorporation, by-laws or other governing documents of the Company or the Bank, (B) any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license, Permit (as herein defined) or any other agreement or instrument to which the Company or the Bank is a party or by which any of them or any of their respective properties may be bound, or (C) any order, decree, judgment, rule or regulation of any court, arbitrator, government, or governmental agency or instrumentality, domestic or foreign, having jurisdiction over the Company or the Bank or any of their respective properties which conflict, creation, imposition, breach, violation or default would have, either individually or in the aggregate, a Material Adverse Effect.

(w) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions herein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities’ Dealers, Inc. (the “NASD”) or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriter under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(x) The Company and the Bank have all material permits, easements, consents, licenses, franchises and other governmental and regulatory authorizations from all appropriate federal, state, local or other public authorities (“Permits”) as are necessary to own and lease their properties and conduct their businesses in the manner described in and contemplated by the Registration Statement, the Prospectus, each Preliminary Prospectus and any Permitted Free Writing Prospectus and as being conducted as of the date hereof. All such Permits are in full force and effect and each of the Company and the Bank is in all material respects complying therewith, and except for permits that require renewal after a certain period of time in the normal course, no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or will result in any other material impairment of the rights of the holder of any such Permit. Such Permits contain no restrictions that would materially impair the ability of the Company or the Bank to conduct their businesses in the manner consistent with their past practices. Neither the Company nor the Bank have received notice or otherwise has knowledge of any proceeding or action relating to the revocation or modification of any such Permit.

(y) The Company and the Bank own, or possess adequate rights to use, all patents, copyrights, trademarks, service marks, trade names and other rights necessary to conduct the businesses now conducted by them in all material respects or as described in the Prospectus, each Preliminary Prospectus and any Permitted Free Writing Prospectus and neither the Company nor the Bank have received any notice of infringement or conflict with asserted rights of others with respect to any patents, copyrights, trademarks, service marks, trade names or other rights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, and the Company does not know of any basis for any such infringement or conflict which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.

(z) To the Company’s knowledge, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors, 5% or greater security holders (other than Service Equity Partners, LP) or beneficial owners of unregistered equity securities that were acquired within 180 days prior to August 5, 2006.

(aa) The Company has not taken, directly or indirectly, any action designed to result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares in violation of the Rules and Regulations or the Exchange Act Regulations, including, but not limited to, Regulation M of the Exchange Act, and the Company is not aware of any such action taken or to be taken by any affiliate of the Company. The Company acknowledges that the Underwriter may engage in passive market making transactions in the Shares on The Nasdaq Capital Market in accordance with Regulation M under the Exchange Act.

(bb) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Prospectus, any Preliminary Prospectus or any Permitted Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(cc) The Company is not, and does not intend to conduct business in a manner in which would cause it to become, an “investment company,” an entity “controlled” by an “investment company” or an “investment adviser” within the meaning of the Investment Company Act of 1940, as amended or the Investment Advisers Act of 1940, as amended.

(dd) The Company and the Bank each carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties as is customary for companies engaged in the banking business. All policies of insurance insuring the Company or the Bank or any of their respective businesses, assets, employees, officers and directors are in full force and effect, and the Company and the Bank are in compliance with the terms of such policies in all material respects. Neither the Company nor the Bank has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures shall have to be made in order to continue such insurance. There are no claims by the Company or the Bank under any such policy or instrument as to which an insurance company is denying liability or defending under a reservation of rights clause where absence of coverage would have a Material Adverse Effect.

(ee) Neither the Company nor the Bank maintains any “pension plan,” as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). In addition, (A) the employee benefit plans, including employee welfare benefit plans, of the Company and the Bank (the “Employee Plans”) have been operated in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the “Code”), all regulations, rulings and announcements promulgated or issued thereunder and all other applicable laws and governmental regulations, (B) no reportable event under Section 4043(c) of ERISA has occurred with respect to any Employee Plan of the Company or the Bank for which the reporting requirements have not been waived by the Pension Benefit Guaranty Corporation, (C) no prohibited transaction under Section 406 of ERISA, for which an exemption does not apply, has occurred with respect to any Employee Plan of the Company or the Bank and (D) all Employee Plans that are group health plans have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code, except to the extent such noncompliance, reportable event or prohibited transaction would not have, individually or in the aggregate, a Material Adverse Effect. There are no pending or, to the knowledge of the Company, threatened, claims by or on behalf of any Employee Plan, by any employee or beneficiary covered under any such Employee Plan or by any governmental authority, or otherwise involving such Employee Plans or any of their respective fiduciaries (other than for routine claims for benefits).

(ff) Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee, or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(gg) Each of the contracts, agreements and instruments material to the condition (financial or otherwise), earnings or business of the Company and its Bank on a consolidated basis, or listed, described, or attached as an exhibit to the Registration Statement is in full force and effect and is the legal, valid and binding agreement of the Company or the Bank and the other parties thereto, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. Neither the Company nor the Bank has sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus, or filed as an exhibit to the Registration Statement, and no such termination has been threatened by the Company, the Bank or, to the knowledge of the Company, any other party to any such contract or agreement.

(hh) No relationship, direct or indirect, exists between or among the Company or the Bank, on the one hand, and the directors, officers, trustees, stockholders, customers or suppliers of the Company or the Bank, on the other hand, which is required to be described in the Registration Statement, the Prospectus, any Preliminary Prospectus or any Permitted Free Writing Prospectus which is not adequately described therein.

(ii) Except as described in the Prospectus and each Preliminary Prospectus, there are no contractual encumbrances or restrictions or requirements or material legal restrictions or requirements required to be described therein, on the ability of the Bank, (A) to pay dividends or make any other distributions on its capital stock or to pay any indebtedness owed to the Company, (B) to make any loans or advances to, or investments in, the Company or (C) to transfer any of its property or assets to the Company. Except as described in the Prospectus and each Preliminary Prospectus, there are no restrictions, encumbrances or requirements affecting the payment of dividends or the making of any other distributions on any of the capital stock of the Company.

(jj) Except as described in the Prospectus and each Preliminary Prospectus and except as would not have, singly or in the aggregate, a Material Adverse Effect, (A) neither the Company nor the Bank is in violation of any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and the Bank have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in material compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or the Bank and (D) there are no events or circumstances known to the Company that could form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or the Bank relating to Hazardous Materials or any Environmental Laws. Except as described in the Registration Statement, and the Prospectus and each Preliminary Prospectus or except as would not have, individually or in the aggregate, a Material Adverse Effect, to the Company’s knowledge, none of the property owned or leased by the Company or the Bank or their predecessors is contaminated with any Hazardous Materials, and neither the Company nor the Bank may be deemed an “owner or operator” of a “facility” or “vessel” which owns, possesses, transports, generates or disposes of a “hazardous substance” as those terms are defined in §9601 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §9601 et seq.

(kk) The Company and the Bank have properly administered all accounts for which they act as a fiduciary, including but not limited to accounts for which they serve as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law, except where the failure to be in compliance would not have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor the Bank nor any of their directors, officers or employees has committed any material breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

(ll) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Affiliate Shares in any jurisdiction where the Affiliate Shares are being offered (except such additional steps as may be required by the Commission, the NASD or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriter under state securities or Blue Sky laws). The Company has not offered, or caused the Underwriter or any of its affiliates to offer, Shares of the Company to any person with the specific intent to unlawfully influence (i) a customer or supplier of the Company in order to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(mm) The Merger Agreement has been duly authorized, executed and delivered by the Company and the Bank, and constitutes a valid, legal, and binding obligation of each of the Company and the Bank, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity. The execution, delivery and performance of the Merger Agreement by the Company and the Bank and the consummation by the Company and the Bank of the transactions contemplated thereby do not and will not conflict with, result in the creation or imposition of any material lien, claim, charge, encumbrance or restriction upon any property or assets of the Company or the Bank, constitute a breach or violation of, or constitute a default under, with or without notice or lapse of time or both, any of the terms, provisions or conditions of (A) the corporate charter, articles of incorporation, by-laws or other governing documents of the Company or the Bank, (B) any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license, Permit or any other agreement or instrument to which the Company or the Bank is a party or by which any of them or any of their respective properties may be bound, or (C) any order, decree, judgment, rule or regulation of any court, arbitrator, government, or governmental agency or instrumentality, domestic or foreign, having jurisdiction over the Company or the Bank or any of their respective properties which conflict, creation, imposition, breach, violation or default would have, either individually or in the aggregate, a Material Adverse Effect.

(nn) The Registration Statement, the Prospectus, each Preliminary Prospectus and any Permitted Free Writing Prospectus contain all information regarding the Merger Agreement and 1st Service, as is required to be disclosed therein under the Act and the Rules and Regulations. The information contained in the Registration Statement, the Prospectus, each Preliminary Prospectus and any Permitted Free Writing Prospectus regarding the Merger Agreement and 1st Service is true and accurate in all material respects, and does not omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties set forth in Articles IV and V of the Merger Agreement and in the schedules referred to Articles IV and V of the Merger Agreement are true, complete and correct and are incorporated by reference herein as a representation and warranty from the Company to the Selling Agent.

(oo) As of the date hereof, the Company is not aware of any developments that make consummation of the transactions contemplated by the Merger Agreement unlikely to occur.

Any certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Shares contemplated hereby shall be deemed a representation and warranty by the Company to the Underwriter and shall be deemed to be a part of this Section 1 and incorporated herein by this reference.

2. APPOINTMENT OF UNDERWRITER; SALE OF THE SHARES. The Company hereby appoints the Underwriter as its sole and exclusive agent for the purpose of selling, in accordance with the terms and conditions hereof, the Shares. The Underwriter hereby accepts such agency and agrees to use its best efforts to sell the Shares on said terms and conditions.

(a) The Underwriter represents and warrants to the Company that:

(i) Underwriter is registered as a broker-dealer with the Commission and is a member of the NASD.

(ii) Underwriter is validly existing as a limited liability company in good standing under the laws of its jurisdiction of formation, with full corporate power and authority to provide the services to be furnished to the Company hereunder.

(iii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Underwriter, and this Agreement is a legal valid and binding obligation of Underwriter, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity.

(iv) Underwriter and each of its employees, agents and representatives who shall perform any of the services required hereunder to be performed by Underwriter shall be duly authorized and shall have all licenses, approvals and permits necessary to perform such services, and Underwriter is a registered broker-dealer in the jurisdictions in which Shares have been offered and will be sold and its employees are duly licensed in such jurisdictions as brokers, dealers, agents, or sales people, as required by such jurisdiction.

(v) Underwriter will not knowingly permit any dealers to offer or re-offer the Shares who do not have all licenses, approvals and permits necessary to perform such services and who are not registered as (or exempt from registration as) dealers with the Commission, the NASD and any jurisdiction in which Shares are offered or re-offered by such dealers.

(vi) There is not now pending nor, to Underwriter’s knowledge, threatened against Underwriter any investigation, inquiry, action or proceeding before the Commission, the NASD, any state securities commission or any state or federal court.

(vii) Underwriter will use its best efforts to make the Road Show available without restriction by means of graphic communication to any person, including any potential investor in the Shares, (and if there is more than one version of the Road Show for the Offering that is a written communication, the version available without restriction will be made available no later than the other versions) so that the Company need not comply with the filing requirements of Rules 164 and 433 under the Act.

(viii) Underwriter has received from the NASD a determination of “no objection” with respect to the fairness and reasonableness of the underwriting terms of this Agreement.

(ix) Underwriter has taken all actions necessary to permit the Company to offer and sell the Shares in every jurisdiction of the United States except                     . Underwriter is not aware of any stop order or similar proceeding for such purpose initiated by the Commission or any securities commission of any jurisdiction of the United States that suspends the effectiveness, disqualifies or revokes an exemption for the legal and proper offer and sale of the Shares in such jurisdiction.

(b) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to issue and sell up to 2,000,000 Shares in the Offering. All Shares to be offered and sold in the Offering shall be issued and sold through the Underwriter, as agent for the Company, to the public and the Underwriter agrees to use its best efforts to sell the Shares as agent for the Company, at the price per share set forth on the cover page of the final Prospectus for the Offering (the “Offering Price”). In consideration for the Underwriter’s efforts under this Section, the Company agrees to pay the Underwriter a commission (“Selling Commission”) equal to 3.5% of the Offering Price of all Shares sold through the Underwriter in the Offering; provided, however, that no Selling Commission shall be paid with respect to any Affiliate Shares. It shall be the Underwriter’s responsibility to compensate any selected dealers out of the commissions that it receives from the Company. The Underwriter may reject any offer to purchase the Shares made through the Underwriter or a selected dealer in whole or in part (other than the Affiliate Shares), and any such rejection shall not be deemed a breach of the Underwriter’s agreement contained herein. This is strictly a “best efforts” offering and there is no minimum contingency of a specific number of Shares which must be sold prior to proceeding with a Closing. The Company will not sell or agree to sell any of its Shares otherwise than through the Underwriter. In the event the Company or any of its executive officers is contacted directly or indirectly by prospective purchasers of the Shares, the Company will promptly forward the names of such prospective purchasers to the Underwriter.

(c) It is understood that, after the Registration Statement becomes effective, the Underwriter proposes to sell the Shares to the public as agent for the Company upon the terms and conditions set forth in the Prospectus. In addition, the Underwriter shall comply with Rule 15c2-4. Only broker/dealers who are either (i) members in good standing of the National Association of Securities Dealers, Inc. (the “NASD”) that are registered with the NASD and maintain net capital pursuant to Rule 15c3-1 promulgated under the Exchange Act of not less than $25,000 or (ii) dealers with their principal places of business located outside the United States, its territories and its possessions and not registered as brokers or dealers under the Exchange Act, who have agreed not to make any sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein shall be designated selected dealers by the Underwriter. The Underwriter shall require all selected dealers to comply with Rule 15c2-4.

3. PAYMENT AND DELIVERY.

Payment for the Shares to be sold in the Offering is to be made by the Underwriter in Federal (same day) funds to an account designated by the Company. Such payment and delivery of such Shares are to be made through the facilities of The Depository Trust Company (“DTC”) at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as the Underwriter and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.” (As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.). The Company shall deliver payment of the Selling Commission due to the Underwriter by wire transfer or certified or bank cashier’s check drawn to the order of the Underwriter in immediately available funds, to the Underwriter on the Closing Date.

4. COVENANTS OF THE COMPANY.

The Company covenants and agrees with the Underwriter that:

(a) The Company will (i) use its best efforts to cause the Registration Statement to become effective and, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Underwriter containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations; (ii) timely file with the Commission under Rule 433 of the Rules and Regulations any Permitted Free Writing Prospectus required to be filed by it under such rule; (iii) not file any amendment to the Registration Statement (including any filing under Rule 462(b)) or supplement to the Prospectus, any Preliminary Prospectus or any Permitted Free Writing Prospectus of which the Underwriter shall not previously have been advised and furnished with a copy or to which the Underwriter shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations; and (iv) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the Offering of the Shares by the Underwriter.

(b) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company in violation of the Rules and Regulations, including, but not limited to, Regulation M of the Exchange Act.

(c) The Company will advise the Underwriter promptly (i) when the Registration Statement or any post-effective amendment thereto shall have become effective; (ii) of receipt of any comments from the Commission; (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus, any Preliminary Prospectus or any Permitted Free Writing Prospectus or for any additional information; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus, any Preliminary Prospectus or any Permitted Free Writing Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

(d) The Company will cooperate with the Underwriter in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Underwriter may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Underwriter may reasonably request for distribution of the Shares.

(e) The Company will deliver to, or upon the order of, the Underwriter, from time to time, as many copies of any Preliminary Prospectus as the Underwriter may reasonably request. The Company will deliver to, or upon the order of, the Underwriter during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Underwriter may reasonably request. The Company will deliver to the Underwriter at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Underwriter such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested) and of all amendments thereto, as the Underwriter may reasonably request.

(f) The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered (whether physically or through compliance with Rule 172 of the Rules and Regulations or any similar rule) by the Underwriter or any selected dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriter, it becomes necessary to amend or supplement the Prospectus, any Preliminary Prospectus or any Permitted Free Writing Prospectus in order to make the statements therein, in the light of the circumstances existing at the time such document is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus, any Preliminary Prospectus or any Permitted Free Writing Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus, any Preliminary Prospectus or Permitted Free Writing Prospectus so that the document as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the document will comply with the law.

(g) The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Act.

(h) Prior to the Closing Date, the Company will furnish to the Underwriter, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(i) The Company will use its best efforts to effect and maintain the quotation of the Shares on the Nasdaq Capital Market and will file with the Nasdaq Capital Market all documents and notices required by the Nasdaq Capital Market of companies that have securities that are quoted by the Nasdaq Capital Market.

(j) During a period of 180 days from the date of the Prospectus (the “Restricted Period”), the Company will not, without the prior written consent of the Underwriter, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any Shares convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Act with respect to any of the foregoing or (ii) enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap, hedge or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus, (D) any issuance of shares of Common Stock pursuant to the Merger Agreement or (E) any transfer, sale or other disposition with the prior written consent of the Underwriter. The Underwriter agrees, for the benefit of the selected dealers, if applicable, not to provide such consent without providing notice to the selected dealers to permit compliance with applicable provisions of NASD Conduct Rule 2711(f) restricting publication and distribution of research and public appearances by research analysts before and after the expiration, waiver or termination of a lock-up agreement and agrees only to provide consent in circumstances that will permit such compliance. Notwithstanding the foregoing, in the event that either (i) during the period that begins on the date that is 15 calendar days plus three (3) business days before the last day of the Restricted Period and ends on the last day of the Restricted Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions set forth herein will continue to apply until the expiration of the date that is 15 calendar days plus three (3) business days after the date on which the earnings release is issued or the material news or event related to the Company occurs.

(k) The Company has caused each officer and director of the Company to furnish to the Underwriter, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to the Underwriter, pursuant to which each such person shall agree not to offer, sell, sell short or otherwise dispose of any shares of Common Stock of the Company, or any other securities exchangeable or exercisable for Common Stock of the Company or derivative of Common Stock of the Company owned by such person or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of) for a period of 180 days after the effective date of the Registration Statement, directly or indirectly, except with the prior written consent of the Underwriter (“Lock-Up Agreements”).

(l) The Company shall apply the net proceeds of its sale of the Shares as described under the heading “Use of Proceeds” in the Prospectus, each Preliminary Prospectus and any Permitted Free Writing Prospectus and shall report with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

(m) The Company shall not invest, or otherwise use, the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or the Bank to register as an investment company under the 1940 Act.

(n) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(o) Prior to the Closing Date, the Company will not issue any press releases or other communications directly or indirectly and will hold no press conferences with respect to the Company or the Bank, on the financial condition, results of operations, business, properties, assets or liabilities of the Company or the Bank, or the offering of the Shares, without the prior written consent of the Underwriter.

(p) The Company will advise the Underwriter promptly of any notice prior to the Closing Date indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement, the Prospectus, any Preliminary Prospectus or any Permitted Free Writing Prospectus, or filed as an exhibit to the Registration Statement, or of any threatened termination (written or oral) by the Company, the Bank or any other party to any such contract or agreement.

(q) The Company, during the period when the Prospectus is required to be delivered (whether physically or through compliance with Rule 172 under the Rules and Regulations or any similar rule) under the Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

(r) During the time when a prospectus is required to be delivered (whether physically or through compliance with Rule 172 under the Rules and Regulations or any similar rule) under the Act, the Company shall at all times comply, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act, including the related rules and regulations promulgated thereunder by the Commission and The Nasdaq Stock Market in effect from time to time.

(s) The Company will comply with Rule 433(g) of the Rules and Regulations.

5. COSTS AND EXPENSES.

Whether or not the transactions contemplated hereunder are consummated, the Company will pay all costs and expenses incident to the performance by it of its obligations hereunder, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), the Prospectus and all amendments and supplements to any of the foregoing, (ii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp tax in connection with the original issuance of the Shares, (iii) any filing fees and the fees and disbursements of Company counsel in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 4(d) above, (iv) the fees and expenses of the Company’s accountants and the fees and expenses of counsel for the Company, (v) delivery to the Underwriter and selected dealers through whom Shares may be sold (including postage, air freight and the expenses of counting and packaging) of such copies of the Registration Statement, any Preliminary Prospectus, the Prospectus, each amendment or supplement to the Registration Statement and the Prospectus as may be requested for use by the Underwriter or by selected dealers through whom Shares may be sold in connection with the offering and sale of the Shares and during such period of time thereafter as the Prospectus is required, in the judgment of the Company or in the opinion of counsel for the Underwriter, to be delivered in connection with the offer and sale of the Shares by the Underwriter and by selected dealers, (vi) filing fees with the NASD in connection with the Offering, (vii) filing fees and costs associated with the inclusion of the Shares for trading on Nasdaq Capital Market; (viii) the Company’s expenses in connection with all informational and/or investor due diligence meetings; and (ix) the performance by the Company of its other obligations under this Agreement.

Whether or not the transactions contemplated hereunder are consummated, the Company will reimburse the Underwriter for its costs and expenses in connection with the Offering, including fees of counsel to the Underwriter, travel and out-of-pocket expenses, up to an amount not to exceed $75,000.

6. CONDITIONS OF OBLIGATIONS OF THE UNDERWRITER.

The obligations of the Underwriter under this Agreement are subject to the accuracy, as of the Closing Date, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a) The Registration Statement and all post-effective amendments thereto (including any Rule 462(b) Registration Statement) shall have become effective and any and all filings required by Rule 424, Rule 430A and Rule 433 of the Rules and Regulations shall have been timely made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Underwriter and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares. The Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. None of the Preliminary Prospectuses nor the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(b) The Underwriter shall have received on the Closing Date the opinions of Elias, Matz, Tiernan & Herrick, L.L.P., special counsel for the Company, dated the Closing Date, addressed to the Underwriter (and stating that it may be relied upon by Silver, Freedman & Taff, LLP, as special counsel for the Underwriter) to the effect as set forth in Exhibit A-1 hereto.

In rendering such opinion, Elias, Matz, Tiernan & Herrick, L.L.P. may rely (A) as to matters involving the application of any laws other than the laws of the United States, Virginia corporate law or New York law, to the extent such counsel deems proper and specified in such opinion, upon the opinion of counsel licensed to practice in such jurisdiction and (B) as to matters of fact, on certificates of responsible officers of the Company and the Bank and public officials.

Such counsel shall also confirm that, in connection with the preparation of the Registration Statement, the Prospectus, each Preliminary Prospectus and any Permitted Free Writing Prospectus, such counsel has participated in separate conferences with officers and Underwriters of the Company, the Company’s independent public accountants and the Underwriter and its counsel, at which conferences such counsel made inquiries of the Company’s officers, representatives and accountants and discussed in detail the contents of the Registration Statement, Prospectus, each Preliminary Prospectus and any Permitted Free Writing Prospectus. While such counsel has not confirmed the accuracy or completeness or otherwise verified the information contained in the Registration Statement, the Prospectus, any Preliminary Prospectus or any Permitted Free Writing Prospectus or any amendment or supplement thereto, and does not assume any responsibility for such information, except as set forth in such counsel’s opinion, based upon such conferences and a review of corporate records of the Company as such counsel conducted in connection with preparation of the Registration Statement, Prospectus, each Preliminary Prospectus and any Permitted Free Writing Prospectus (relying as to materiality as to factual matters on certificates of officers and other factual representations by the Company), nothing has come to their attention that would lead them to believe (A) that the Registration Statement or any amendment thereto (except for the financial statements, notes to financial statements, financial tables and other tabular, financial and statistical data included therein or omitted therefrom and the Underwriter’s Information as to which such counsel need express no view), at the time the Registration Statement or any such amendment became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) that the Prospectus or any amendment or supplement thereto (except for the financial statements, notes to financial statements, financial tables and other tabular, financial and statistical data included therein or omitted therefrom and the Underwriter’s Information, as to which such counsel need express no view), at the time the Registration Statement became effective (or, if the term “Prospectus” refers to the prospectus first filed pursuant to Rule 424(b) of the Act, at the time the Prospectus was issued), at the time any such amended or supplemented Prospectus was issued, at the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (C) that each Preliminary Prospectus and any Permitted Free Writing Prospectus or any amendment or supplement thereto (except for the financial statements, notes to financial statements, financial tables and other tabular, financial and statistical data included therein or omitted therefrom and the Underwriter’s Information, as to which such counsel need express no view), at the time any such Preliminary Prospectus or Permitted Free Writing Prospectus or amendment or supplement thereto was issued and at the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (D) that there is any amendment to the Registration Statement required by the Act or the Rules and Regulations to be filed.

(c) The Underwriter shall, if requested, have received from Silver, Freedman & Taff, L.L.P., counsel for the Underwriter, an opinion dated the Closing Date with respect to such matters as the Underwriter reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(d) The Underwriter shall have received at or prior to the Closing Date from Elias, Matz, Tiernan & Herrick, L.L.P. a memorandum or summary, in form and substance reasonably satisfactory to the Underwriter, with respect to the qualification for offering and sale by the Underwriter of the Shares under the state securities or Blue Sky laws of such jurisdictions as the Underwriter may reasonably have designated to the Company.

(e) Concurrently with the execution of this Agreement, the Underwriter shall receive a letter from BDO Seidman, LLP dated the date hereof and addressed to the Underwriter: (i) confirming that BDO Seidman, LLP is a firm of independent certified public accountants with respect to the Company and the Bank within the meaning of the Act and the Rules and Regulations, the Exchange Act and the Exchange Act Regulations and the Code of Ethics of the American Institute of Certified Public Accountants and no information concerning BDO Seidman, LLP’s relationship with or interests in the Company or the Bank is required to be disclosed in the Prospectus or any Preliminary Prospectus, and stating in effect that in BDO Seidman, LLP’s opinion the consolidated financial statements of the Company included in the Prospectus and each Preliminary Prospectus and covered by BDO Seidman, LLP’s opinion included therein comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange

Act, the Rules and Regulations, the Exchange Act Regulations and accounting principles generally accepted in the United States of America; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a review, in accordance with Statement on Auditing Standards No. 71, of the latest available unaudited interim consolidated financial statements of the Company prepared by the Company, a reading of the minutes of the meetings of the Board of Directors, Executive Committee, Audit Committee and stockholders of the Company and the Bank and consultations with officers of the Company and the Bank responsible for financial and accounting matters, nothing has come to BDO Seidman, LLP’s attention which causes BDO Seidman, LLP to believe that: (A) such unaudited consolidated financial statements including any “Recent Developments” section in the Prospectus or any Preliminary Prospectus do not comply as to form in all material respects with applicable accounting requirements; (B) such unaudited consolidated financial statements including any “Recent Developments” section are not in conformity with accounting principles generally accepted in the United States of America, applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Prospectus and each Preliminary Prospectus; (C) during the period from the date of the latest unaudited consolidated financial statements included in the Prospectus and each Preliminary Prospectus to a specified date not more than five business days prior to the date hereof, there was any material increase in borrowings (defined as securities sold under agreements to repurchase and any other form of debt other than deposits) or non-performing loans, special mention loans or decrease in the deposits or loan allowance, total assets, stockholders’ equity or there was any change in Common Stock outstanding (other than for stock option plans) or (D) there was any material decrease in retained earnings of the Company at the date of such letter as compared with amounts shown in the latest unaudited consolidated balance sheet included in the Prospectus and each Preliminary Prospectus or there was any decrease in net income, net interest income, provision for loan losses or net income after provision or increase in non-interest expense of the Company for the number of full months commencing immediately after the period covered by the latest unaudited consolidated income statement included in the Prospectus and each Preliminary Prospectus and ended on the latest month end prior to the date of the Prospectus and each Preliminary Prospectus as compared to the corresponding period in the preceding year; and (iii) stating that, in addition to the examination referred to in BDO Seidman, LLP’s opinion included in the Prospectus and each Preliminary Prospectus and the performance of the procedures referred to in clause (ii) of this paragraph (e), BDO Seidman, LLP has compared with the general accounting records of the Company’s and/or the Bank’s, as applicable, which are subject to the internal controls of the accounting system and other data prepared by the Company and/or the Bank, as applicable, directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus and each Preliminary Prospectus as the Underwriter may reasonably request; and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

(f) At the Closing Date, the Underwriter shall have received from BDO Seidman, LLP a letter as of the Closing Date to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section 6, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(g) The Underwriter shall have received on the Closing Date a certificate or certificates of the Company’s Chief Executive Officer and Chief Financial Officer to the effect that, as of the Closing Date, each of them severally represents as follows:

(i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registrations Statement has been issued, and no proceedings for such purpose have been taken or are, to her or his knowledge, contemplated by the Commission;

(ii) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date, and all covenants and obligations required to be performed or complied with by the Company pursuant to this Agreement as of the Closing Date have been so performed or complied with;

(iii) All filings required to have been made pursuant to Rules 424, 430A and 433 under the Act have been made;

(iv) They have carefully examined the Registration Statement, the Prospectus, each Preliminary Prospectus and any Permitted Free Writing Prospectus and, in their opinion, as of the effective date of the Registration Statement, the date of the Prospectus and the dates of such Preliminary Prospectuses and any Permitted Free Writing Prospectus, the statements contained therein were true and correct, and such Registration Statement, Prospectus, Preliminary Prospectus and any Permitted Free Writing Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus or any Preliminary Prospectus which has not been so set forth in such supplement or amendment (provided that no certification will be made with respect to the Underwriter’s Information); and

(v) Since the respective dates as of which information is given in the Registration Statement, Prospectus, each Preliminary Prospectus and any Permitted Free Writing Prospectus, there has not been any change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and the Bank considered as one enterprise, having a Material Adverse Effect, whether or not arising in the ordinary course of business.

(h) The Company shall have furnished to the Underwriter such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Underwriter may reasonably have requested.

(i) The Shares have been approved for designation upon notice of issuance on The Nasdaq Capital Market.

(j) Each officer and director of the Company have furnished to the Underwriter the Lock-Up Agreement described in Section 4(k), which agreement shall be in full force and effect.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Underwriter and to Silver, Freedman & Taff, L.L.P., counsel for the Underwriter.

If any of the conditions hereinabove provided for in this Section shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriter hereunder may be terminated by the Underwriter by notifying the Company of such termination in writing on or prior to the Closing Date.

In such event, the Company and the Underwriter shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7. CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

The obligations of the Company to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened and the Underwriter shall have transmitted to the Company the payment as set forth in Section 3 hereof.

8. INDEMNIFICATION.

(a) The Company and the Bank agree, jointly and severally:

(i) to indemnify and hold harmless the Underwriter, each of its directors, officers, employees, affiliates, agents, counsel and each person, if any, who controls the Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which such Underwriter or any such person or entity may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (1) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Permitted Free Writing Prospectus, any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) that is not a Permitted Free Writing Prospectus used by the Company in violation of Section 1(j) of this Agreement (an “Impermissible Free Writing Prospectus”), the Prospectus or any amendment or supplement thereto, including the Rule 430A information, if applicable, (2) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, (3) (a) the failure of any person to pay for and accept delivery of the Affiliate Shares that such person has indicated an intention to purchase as of the date of this Agreement or (b) any untrue statement or alleged untrue statement of any material fact contained in any material prepared by or on behalf of or with the consent of the Company for distribution to purchasers of the Affiliate Shares (the “Affiliate Shares Material”) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or (4) any alleged act or failure to act by the Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (1) or (2) above (provided, however, that the Company shall not be liable under this Section 8(a)(i) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Underwriter through its gross negligence or willful misconduct); provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Permitted Free Writing Prospectus, any Impermissible Free Writing Prospectus, the Prospectus, the Affiliate Shares Material or such amendment or supplement thereof, in reliance upon and in conformity with the Underwriter’s Information. The foregoing indemnity agreement is in addition to any liability the Company may otherwise have to any such indemnified party.

(ii) to reimburse the Underwriter and each such controlling person upon demand for any legal or other documented out-of-pocket expenses (which expenses shall not include personnel time) reasonably incurred by the Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not the Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriter were not entitled to receive payments for legal and other expenses pursuant to subparagraphs (i) and (ii), the Underwriter will promptly return all sums that had been advanced pursuant hereto.

(b) The Underwriter will indemnify and hold harmless the Company, each of its directors, officers, employees, agent, counsel and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, employee, agent, counsel, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Permitted Free Writing Prospectus, any Impermissible Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other documented out-of-pocket expenses reasonably incurred by the Company or any such director, officer, employee agent, counsel or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding provided, however, that the Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Permitted Free Writing Prospectus, any Impermissible Free Writing Prospectuses, the Prospectus or such amendment or supplement, in reliance upon and in conformity with the Underwriter’s Information. The foregoing indemnity agreement is in addition to any liability the Underwriter may otherwise have to any such indemnified party.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Subsection if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the reasonable and documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the reasonable and documented fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them as determined by an opinion of counsel to the indemnified party, or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. Each indemnified party shall use reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim.

It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Underwriter in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment consistent with Sections 8(a) and 8(b) hereof. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(d) If the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. In any case when the Company is the contributing party and the Underwriter is the indemnified party, the relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any documented legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any the such action or claim. Notwithstanding the provisions of this Section 8(d), (i) the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares sold through the Underwriter, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8(d), each person who controls the Underwriter within the meaning of the Act shall have the same rights to contribution as the Underwriter, and each person who controls the Company within the meaning of the Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company subject in each case to the preceding sentence. The obligations of the Company under this Section 8(d) shall be in addition to any liability which the Company may otherwise have and the obligations of the Underwriter under this Section 8(d) shall be in addition to any liability that the Underwriter may otherwise have.

(e) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section and the representations and warranties of the Company and the Underwriter set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter or the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor of the Underwriter, or to the Company, its directors or officers, or any person controlling the

Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section.

9. NOTICES.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, or faxed and confirmed as follows:

if to the Underwriter, to:		FIG Partners, L.L.C.
100 Colony Square,
1175 Peachtree St., NE
Suite 2250
Atlanta, Georgia 30361
	Attention:	_____________________________
	Fax No.:	_____________________________

if to the Company, to:		Southern National Bancorp of Virginia, Inc.
1002 Wisconsin Avenue, N.W.
Washington, D.C. 20007
	Attention:	Georgia S. Derrico
Chairman
	Fax No.:	_____________________________

10. TERMINATION.

(a) This Agreement may be terminated by the Underwriter by notice to the Company at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the Prospectus, each Preliminary Prospectus or any Permitted Free Writing Prospectus, any change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and the Bank considered as one enterprise, having a Material Adverse Effect, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States, in the Underwriter’s judgment, makes it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (iii) suspension of trading in securities generally on the New York Stock Exchange or the Nasdaq Capital Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange, (iv) declaration of a banking moratorium by United States or Virginia State authorities, (v) the suspension of trading of the Company’s Common Stock by the Nasdaq Capital Market, the Commission, or any other governmental authority, (vi) the Company shall have failed, refused, or been unable to perform any agreement on its part to be performed under this Agreement, or any of the conditions referred to in Section 6 shall not have been fulfilled, when and as required by this Agreement and such failure to perform has not been cured within five business days after the Company receives written notice of such failure from the Underwriter.

(b) Notwithstanding anything to the contrary contained in this Agreement, any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 and Section 8 shall not in any way be affected by such termination or failure to carry out the terms of this Agreement or any part hereof.

11. EFFECTIVE DATE OF AGREEMENT.

If the Registration Statement is not effective at the time of execution of this Agreement, this Agreement shall become effective on the Effective Date at the time the Commission declares the Registration Statement effective. The Company shall immediately notify the Underwriter when the Registration Statement becomes effective.

If the Registration Statement is effective at the time of execution of this Agreement, this Agreement shall become effective upon its execution.

Until such time as this Agreement shall have become effective, it may be terminated by the Company by notifying the Underwriter, or by the Underwriter, by notifying the Company, except that the provisions of Sections 5 and 8 shall at all times be effective.

12. SUCCESSORS.

This Agreement has been and is made solely for the benefit of the Company and the Underwriter and their officers, directors and controlling persons and their respective successors, executors, administrators, heirs and assigns, referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares shall be deemed a successor or assign merely because of such purchase.

13. INFORMATION PROVIDED BY THE UNDERWRITER.

The Company and the Underwriter acknowledge and agree that the only information furnished or to be furnished by the Underwriter to the Company for inclusion in any Preliminary Prospectus, any Permitted Free Writing Prospectus, Impermissible Free Writing Prospectus, the Prospectus or the Registration Statement consists of the selected dealers’ commission figure(s) appearing in the Prospectus in the section entitled “Underwriting.”

14. MISCELLANEOUS.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement or (b) any investigation made by or on behalf of the Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers, and shall survive delivery of and payment for the Shares under this Agreement.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

[remainder of page intentionally blank]

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the Underwriter in accordance with its terms.

Very truly yours,

SOUTHERN NATIONAL BANCORP OF VIRGINIA, INC.

By:

Name:

Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

FIG PARTNERS, L.L.C.

By:

Name:

Title:

SCHEDULE I

SCHEDULE OF AFFILIATED PURCHASERS

Name	Number of Shares to be Purchased

Total

SCHEDULE II

PERMITTED FREE WRITING PROSPECTUSES

[SUBJECT TO EMTH OPINION COMMITTEE REVIEW.]

Exhibit A-1

(i) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia, is registered with the FRB as a bank holding company and has the corporate power and authority to own or lease its properties and to conduct its business as described in the Prospectus, each Preliminary Prospectus and any Permitted Free Writing Prospectus.

(ii) The Bank is a national banking association existing under the laws of the United States of America and has the corporate power and authority to own or lease its properties and to conduct its business as described in the Prospectus, each Preliminary Prospectus and any Permitted Free Writing Prospectus.

(iii) Each of the Company and the Bank is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is and, following consummation of the Merger, will be required, unless the failure to be so qualified in one or more of such jurisdictions would not have a material adverse effect on the business, the financial condition or the results of operations of the Company and the Bank taken as a whole.

(iv) The deposit accounts at the Bank are insured by the FDIC up to the maximum amount provided by law, and, to the knowledge of such counsel, no proceedings for the termination or revocation of such insurance are pending or threatened.

(v) All of the outstanding shares of capital stock of the Bank have been duly authorized and validly issued and are fully paid and non-assessable (except as required by Section 55 of the National Bank Act) and, are owned by the Company free and clear of any security interest, mortgage, pledge, lien or encumbrance.

(vi) The Company has authorized capital stock as set forth under the caption “Capitalization” in the Prospectus and each Preliminary Prospectus; the outstanding shares of the Company’s Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; the statements in the Prospectus and each Preliminary Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the capital stock of the Company and provisions of Virginia law are accurate in all material respects; the form of certificate used to evidence the Common Stock complies with the requirements of Virginia law.

(vii) The shares of Common Stock, if any, to be sold by the Company pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement. No preemptive rights of stockholders exist under Virginia law or the Articles of Incorporation of the Company or contractual preemptive or similar rights with respect to any of the Shares to be issued and sold by Underwriter pursuant to the Agreement.

(viii) Except as described in the Prospectus, there are no warrants or options to purchase any securities of the Company; to counsel’s knowledge, no holders of securities of the Company have any rights under any agreement to have such securities included in the Registration Statement.

(ix) The Registration Statement has become effective under the Act; any required filing of the Prospectus, each Preliminary Prospectus and any Permitted Free Writing Prospectus pursuant to Rule 424(b) or Rule 433 has been made within the time period required by Rule 424(b) or Rule 433 (other than the Permitted Free Writing Prospectus identified in Schedule II to the Agreement, which was not filed in reliance upon Rule 433(d)(8) and, to the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

(x) The Company has the corporate power and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as the enforcement hereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, receivership, conservatorship or other similar laws relating to or affecting the enforcement of creditors’ rights generally or the rights of creditors of depository institution holding companies the accounts of whose subsidiaries are insured by the FDIC, or (ii) general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that rights to indemnification and contribution under Section 8 of the Underwriting Agreement may be limited by state or federal securities laws or the policies underlying such laws.

(xi) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated thereunder do not (A) violate the Articles of Incorporation or Bylaws of the Company, (B) result in a breach of, or constitute a default under, any material agreement, indenture or other instrument of which we are aware to which the Company or the Bank is a party or by which either of them is bound, (C) violate any court or administrative order, decree, or judgment applicable to the Company or the Bank known to us, or (D) violate or conflict with any applicable law or administrative regulation.

(xii) No action, suit or proceeding at law or in equity is pending or, to counsel’s knowledge, threatened in writing against or affecting the Company or the Bank or any of their properties before or by any court or governmental official, commission, board or other administrative agency, authority or body, or any arbitrator, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the consummation of this Agreement or which is required to be disclosed in the Registration Statement, the Prospectus and any Preliminary Prospectus and is not so disclosed.

(xiii) The Registration Statement, each Preliminary Prospectus and the Prospectus and any amendments or supplements thereto (other than the financial statements, notes to financial statements, financial tables and other tabular, financial and statistical data included therein or omitted therefrom and the Underwriter’s Information, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Act and the Rules and Regulations as of their respective dates of effectiveness.

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(xiv) To such counsel’s knowledge, there are no contracts or documents required to be filed as exhibits to the Registration Statement or required to be described in the Registration Statement, the Prospectus or any Preliminary Prospectus that are not so filed or described as required. The statements in the Registration Statement, the Prospectus and each Preliminary Prospectus summarizing the documents referred to therein (including, but not limited to, the exhibits filed in the Registration Statement), laws, statutes, rules and regulations fairly and correctly present in all material respects the information required to be presented by the Act and the Rules and Regulations.

(xv) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the issuance and sale of the Shares pursuant to this Agreement (other than as may be required by the NASD or as required by State securities and Blue Sky laws as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same.

(xvi) The Company is not and, after giving effect to the offer and sale of the Shares and the application of the net proceeds as described in the Prospectus under the caption “Use of Proceeds,” will not be required to be registered as an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(xvii) The Company and the Bank have the power and authority to consummate the transactions contemplated by the Merger Agreement. The Merger Agreement has been duly authorized, executed and delivered by each of the Company and the Bank. and constitutes a legal, valid and binding obligation of each of them enforceable in accordance with its terms, except as the enforcement hereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, receivership, conservatorship or other similar laws relating to or affecting the enforcement of creditors’ rights generally or the rights of creditors of depository institution holding companies the accounts of whose subsidiaries are insured by the FDIC, or (ii) general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

In rendering such opinion, Elias Matz Tiernan & Herrick L.L.P. may rely (A) as to matters involving the application of any laws other than the laws of the United States, Virginia corporate law or New York law, to the extent such counsel deems proper and specified in such opinion, upon the opinion of counsel licensed to practice in such jurisdiction and (B) as to matters of fact, on certificates of responsible officers of the Company and the Bank and public officials.

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